Exhibit 99.1
Media Contact:
Ann Collier, Senior Vice President, Corporate Communications
Phone: (540) 368-5970
acollier@cfsloans.com
Investor Contact:
Gary Tiedemann, Vice President, Investor Relations
Phone: (540) 735-1235
gtiedemann@cfsloans.com
Collegiate Funding Services Reports Fourth Quarter and Full-Year 2005 Results
FREDERICKSBURG, Va., February 9, 2006 - Collegiate Funding Services, Inc. (NASDAQ:CFSI) today reported that net income for the fourth quarter ended December 31, 2005, was $14.9 million, or 46 cents per diluted share, compared with net income of $17.7 million, or 55 cents per diluted share, for the fourth quarter ended December 31, 2004.
Full-year 2005 net income rose to $38.6 million, or $1.20 per diluted share, compared with net income of $28.6 million, or $1.05 per diluted share, for the full-year 2004.
Fourth Quarter 2005 Results
Net Income. Net income was $14.9 million, or 46 cents per diluted share, for the fourth quarter of 2005, compared with $17.7 million, or 55 cents per diluted share, for the same period of 2004. The decrease in net income reflects lower fee income due to rate reductions, as well as a net increase in operating expenses, which were partially offset by higher interest income.
Loan Originations. Loan originations totaled $1.4 billion for fourth quarter 2005, compared with $1.5 billion originated in the same period of 2004. Of the total originations, federally guaranteed loans under the FFEL Program totaled $1.3 billion, compared with $1.4 billion in last year’s fourth quarter, and private loan originations totaled $144.4 million for fourth quarter 2005, compared with $119.1 million in the same period of 2004. The company’s portfolio of loans totaled $6.1 billion at December 31, 2005, compared with $4.7 billion at December 31, 2004.
Loans Serviced. The total amount of student loans serviced was $11.0 billion at December 31, 2005, compared with $10.9 billion at December 31, 2004 and $12.1 billion at September 30, 2005. The December 31, 2005, amount reflects the termination of the servicing agreement with Educaid®, Wachovia Education Finance, which resulted in the loss of $1.8 billion in volume in the fourth quarter of 2005.
-more-
Collegiate Funding Services ·10304 Spotsylvania Avenue · Fredericksburg, VA 22408

Collegiate Funding Services

Net Revenue. Net revenue was $63.3 million for fourth quarter 2005, compared with $66.6 million in the same period of 2004. Interest income rose to $86.5 million from $44.7 million in last year’s fourth quarter as a result of an increase in the company’s portfolio of federally guaranteed and private loans and higher average interest rates. Interest expense increased to $67.0 million for fourth quarter 2005, compared with $27.8 million for the same period a year ago, primarily as a result of higher interest rates. Fee income was $41.9 million for fourth quarter 2005, compared with $50.4 million for the same period a year ago. The decline in fee income was primarily the result of reduced prices on loan sales. Fee income for the fourth quarter of 2005 includes the sale of approximately $250 million of federal consolidation loans to JPMorgan Chase, N.A., under a loan sale agreement that was signed in the third quarter of 2005.
On December 16, 2005, the company’s subsidiary, CFS-SunTech Servicing LLC, was awarded the Department of Education’s Exceptional Performer designation. The designation is effective for the period from January 1, 2006 to December 31, 2006 and enables CFS-SunTech to receive 100 percent of the unpaid principal and interest on claims during that period, rather than the standard 98 percent; however, under the reauthorization of the Higher Education Act, the applicable percentages will be reduced to 99 percent and 97 percent, effective July 1, 2006.
The company recorded a reversal of loan losses of $1.8 million in the fourth quarter of 2005, resulting from revisions to assumptions used to estimate the reserve and the impact of the Exceptional Performer designation.
Operating Expenses. Operating expenses, which include salaries, marketing, and other selling, general and administrative expenses, were $39.1 million for fourth quarter 2005 compared with $37.6 million for the same period a year ago. The increase is due to higher marketing and other selling, general and administrative expense, partially offset by lower salaries and related expenses.
Derivatives. The net effect of swap interest and derivative and investment mark-to-market valuations was income of $30,000 fourth quarter 2005, versus income of $452,000 for the same period a year ago.
Full-Year 2005 Results
Net income. Net income for 2005 rose to $38.6 million, or $1.20 per diluted share, compared with net income of $28.6 million, or $1.05 per diluted share, for 2004, reflecting a 14 percent increase in net revenue. This increase reflects higher net interest income and fee income for the full year 2005.
Loan Originations. Loan originations totaled $4.8 billion for full-year 2005, compared with $4.4 billion originated in 2004. Federally guaranteed loans under the FFEL Program amounted to $4.2 billion, compared with $4.0 billion in 2004, and private loans amounted to $578.9 million for the full-year 2005, compared with $417.1 million for 2004.
-more-
Collegiate Funding Services ·10304 Spotsylvania Avenue · Fredericksburg, VA 22408

Collegiate Funding Services

Net Revenue. Net revenue was $225.7 million for full-year 2005, compared with $198.4 million for 2004. Net revenue growth was driven by an increase in net interest income to $72.4 million for the full year 2005 from $62.9 million for the full year 2004 and an increase in fee income to $155.6 million for the full-year of 2005 from $136.4 million for 2004.
Partnerships. At the end of 2005, the company had 1,271 school and affinity partnerships, a net increase of 223 since December 31, 2004.
Operating Expenses. Operating expenses, which include salaries, marketing, and other selling, general and administrative expenses were $159.2 million for full-year 2005, compared with $145.0 million for 2004.
Derivatives. The net effect of swap interest and derivative and investment mark-to-market valuations was income of $1.3 million for full-year 2005, versus income of $2.1 million for 2004.
Debt Extinguishment. The 2005 period includes a charge of $4.3 million for debt extinguishment related to auction rate certificates that were replaced with a portion of the proceeds from an offering of floating-rate debt.
Dividend Accretion. The 2005 period net income also reflected no charge for the accretion of dividends on preferred stock versus a $4.8 million charge for 2004.
About Collegiate Funding Services
Collegiate Funding Services is a leading education finance company dedicated to providing students and their families with the practical advice and loan solutions they need to help manage and pay for the cost of higher education. Collegiate Funding Services also offers a comprehensive portfolio of education loan products and services — including loan origination, loan servicing and campus-based scholarship and affinity marketing tools — to the higher education community. As of December 31, 2005, Collegiate Funding Services had facilitated the origination of more than $23 billion in education loans and was servicing $11 billion in student loans for more than 432,000 borrowers. For additional information, visit http://www.cfsloans.com or call 1-888-423-7562.
On December 15, 2005, the Collegiate Funding Services announced that it had entered into a definitive agreement, dated December 14, 2005, to be acquired by JPMorgan Chase Bank, National Association for $20.00 per share, in cash. A special meeting of the company’s stockholders will be held on Tuesday, February 28, 2006, for the purpose of adopting the agreement and plan of merger.
-more-
Collegiate Funding Services ·10304 Spotsylvania Avenue · Fredericksburg, VA 22408

Collegiate Funding Services

Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These “forward-looking statements” may include, but are not limited to, information contained herein relating to the proposed merger and the contingencies and uncertainties of Collegiate Funding Services and to which Collegiate Funding Services may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.
Among the key factors that may have a direct bearing on the company’s operating results, performance or financial condition are the failure to obtain shareholder or regulatory approval for the merger; adverse regulatory conditions imposed in connection with governmental approvals of the merger; changes in terms, regulations and laws affecting student loans and the educational credit marketplace; and changes in general economic conditions. Important factors that could cause the company’s actual results to differ materially from the forward-looking statements the company makes in this release are set forth in the company’s filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2005. The company undertakes no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events unless the company has an obligation to do so under the federal securities laws.
-more-
Collegiate Funding Services ·10304 Spotsylvania Avenue · Fredericksburg, VA 22408

Collegiate Funding Services

COLLEGIATE FUNDING SERVICES, INC.
(dollars in thousands, except per share data)
Condensed Statements of Income

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Net revenue
Interest income	$86,545	$44,721	$278,881	$139,517
Interest expense	66,993	27,773	206,480	76,611

Net interest income	19,552	16,948	72,401	62,906
Provision for (reversal of) loan losses	(1,846)	769	2,393	955

Net interest income after provision for loan losses	21,398	16,179	70,008	61,951
Fee income	41,922	50,376	155,649	136,435

Net revenue	63,320	66,555	225,657	198,386

Expenses
Salaries and related benefits	15,472	16,390	67,147	63,966
Marketing and mailing costs	12,092	11,646	52,413	46,459
Other selling, general and administrative expenses	11,555	9,539	39,626	34,575

Total operating expenses	39,119	37,575	159,186	145,000
Swap interest (income) expense	(933)	(874)	(2,660)	3,374
Derivative and investment mark-to-market (income) expense	903	422	1,409	(5,447)
Debt extinguishment	—	—	4,329	—

Total expenses	39,089	37,123	162,264	142,927

Income before income taxes and accretion of dividends on preferred stock	24,231	29,432	63,393	55,459
Income tax provision	9,367	11,702	24,795	22,016

Income before accretion of dividends	14,864	17,730	38,598	33,443
Accretion of dividends on preferred stock	—	—	—	4,815

Net income	$14,864	$17,730	$38,598	$28,628

Earnings per common share, basic	$0.46	$0.58	$1.23	$1.13

Earnings per common share, diluted	$0.46	$0.55	$1.20	$1.05

Weighted average common shares outstanding, basic	31,997,729	30,502,773	31,474,733	25,399,853

Weighted average common shares outstanding, diluted	32,281,475	32,351,370	32,251,677	27,254,317

-more-
(Collegiate Funding Services. 10304 Spotsylvania Avenue. Fredericksburg, VA 22408)

Collegiate Funding Services

Condensed Balance Sheets

	December 31,	December 31,
	2005	2004

Assets
Cash and cash equivalents	$26,180	$12,925
Restricted cash	83,253	80,128
Student loans, net of allowance of $5,813 and $4,961, respectively	6,094,676	4,659,842
Goodwill	194,728	188,729
Other assets	140,355	101,167

Total assets	$6,539,192	$5,042,791

Liabilities and stockholders’ equity
Liabilities
Asset-backed notes and lines of credit	$6,216,044	$4,782,670
Other debt obligations, net	14,692	14,486
Other liabilities	75,168	53,923

Total liabilities	6,305,904	4,851,079

Stockholders’ equity	233,288	191,712

Total liabilities and stockholders’ equity	$6,539,192	$5,042,791

-more-
Collegiate Funding Services ·10304 Spotsylvania Avenue · Fredericksburg, VA 22408

Collegiate Funding Services

Other Data

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
		(unaudited)
Loan originations:
FFELP loans retained	$803,774	$652,547	$2,150,156	$2,000,416
FFELP loans sold(1)	495,687	720,548	2,056,761	1,994,801

Total FFELP loans	$1,299,461	$1,373,095	$4,206,917	$3,995,217

Private loans retained	$34,949	$—	$88,192	$—
Private loans sold	109,414	119,126	490,735	417,091

Total private loans	$144,363	$119,126	$578,927	$417,091

Total loan volume	$1,443,824	$1,492,221	$4,785,844	$4,412,308

Loan originations by status:
In-school loans:
Private education	$134,646	$105,621	$529,475	$353,215
PLUS and Stafford	19,994	3,946	66,510	10,147

Total in-school loans	$154,640	$109,567	$595,985	$363,362

Loans in repayment:
Federal consolidations	$1,279,467	$1,369,149	$4,140,407	$3,985,070
Private consolidations and other	9,717	13,505	49,452	63,876

Total loans in repayment	$1,289,184	$1,382,654	$4,189,859	$4,048,946

Total loan volume	$1,443,824	$1,492,221	$4,785,844	$4,412,308

Owned portfolio:
Beginning balance	$5,650,701	$4,079,242	$4,664,803	$2,860,564
Acquisitions, including capitalized interest, costs and deferred revenue	862,900	665,909	2,323,733	2,071,325
Repayments, claims and other	(160,965)	(79,216)	(533,265)	(263,279)
Charge-offs to reserves	(336)	—	(1,541)	(130)
Amortization of capitalized costs and deferred revenue	(2,286)	(1,132)	(6,687)	(3,677)
Loan sales	(249,525)	—	(346,554)	—

Ending balance	$6,100,489	$4,664,803	$6,100,489	$4,664,803

Average student loans	$5,891,316	$4,342,261	$5,397,528	$3,758,153
Average asset-backed notes and lines of credit	6,049,528	4,491,591	5,578,183	3,936,086
Student loans serviced (at end of period)	11,045,692	10,949,323	11,045,692	10,949,323

Fee income:
Loan and loan application sales	$36,696	$45,463	$137,191	$120,143
Servicing	3,647	3,276	13,206	12,895
Advertising	1,579	1,637	5,252	3,397

Total fee income	$41,922	$50,376	$155,649	$136,435

(1) Reflects the principal balance of loan application sales.
-more-
Collegiate Funding Services ·10304 Spotsylvania Avenue · Fredericksburg, VA 22408

Collegiate Funding Services

Net Portfolio Margin Analysis
     The following table sets forth the net portfolio margin on average student loans and restricted cash for the periods indicated. Net portfolio margin is a non-GAAP financial measure. Net portfolio margin equals the weighted average yield on our loans and restricted cash after amortization of capitalized origination costs and purchase accounting adjustments, less the weighted average interest expense on the debt we incur to finance our loans. We have provided below a reconciliation of net portfolio margin to the most comparable financial measurement that has been prepared in accordance with GAAP. We believe that net portfolio margin provides investors with information that is useful in evaluating the earnings performance of our loan portfolio.

	Three months ended December 31,				Twelve months ended December 31,
	2005		2004		2005		2004
	(unaudited)
	Dollars	%	Dollars	%	Dollars	%	Dollars	%
				(dollars in thousands)
Student loan and restricted cash yield	$104,757	6.88%	$57,892	5.17%	$345,168	6.22%	$185,489	4.76%
Borrower benefits	(1,439)	(0.09)	(841)	(0.08)	(4,910)	(0.09)	(3,063)	(0.08)
Department of Education rebate(1)	(15,250)	(1.00)	(11,535)	(1.03)	(56,465)	(1.02)	(40,014)	(1.03)
Amortization(2)	(2,286)	(0.15)	(1,133)	(0.10)	(6,687)	(0.12)	(3,677)	(0.09)

Net student loan and restricted cash yield	85,782	5.64	44,383	3.96	277,106	4.99	138,735	3.56
Asset-backed notes and lines of credit	(66,737)	(4.39)	(27,199)	(2.43)	(204,980)	(3.69)	(73,662)	(1.89)

Net portfolio margin	19,045	1.25	17,184	1.53	72,126	1.30	65,073	1.67
Floor income(3)	(320)	(0.02)	(4,944)	(0.45)	(6,291)	(0.11)	(25,099)	(0.65)

Net portfolio margin net of floor income	$18,725	1.23%	$12,240	1.08%	$65,835	1.19%	$39,974	1.02%

Reconciliation to net interest income:
Net portfolio margin net of floor income	$18,725		$12,240		$65,835		$39,974
Plus: interest income on cash and cash equivalents	763		338		1,775		782
Less: interest expense on other debt obligations, net	(233)		(542)		(1,397)		(2,815)
Less: interest expense on capital lease obligations	(23)		(32)		(103)		(134)
Plus: floor income(3)	320		4,944		6,291		25,099

Net interest income	$19,552		$16,948		$72,401		$62,906

Average balance of student loans and restricted cash	$6,033,258		$4,457,366		$5,555,751		$3,898,366

(1)	Reflects the 1.05 percent per annum rebate fee that is paid monthly on FFELP consolidation loans divided by the average balance of student loans and restricted cash.

(2)	Represents the amortization of capitalized origination costs, deferred revenue and purchase accounting adjustments, including the 0.50 percent fee payable to the Department of Education on the origination of FFELP loans.

(3)	Represents the amount by which fixed rate interest income exceeds the special payment allowance payment spread set by the Department of Education plus the applicable variable rate. The company previously reported this amount net of borrower benefits.
-more-
Collegiate Funding Services ·10304 Spotsylvania Avenue · Fredericksburg, VA 22408

Collegiate Funding Services

Net Interest Margin Analysis
     The following tables set forth, for the periods indicated, information regarding the total amounts and rates of interest income from interest-earning assets and interest expense from interest-bearing liabilities.

	Three months ended December 31,
	2005				2004
	(unaudited)
			Average				Average
		Interest	rate			Interest	rate
	Average	income/	earned/		Average	income/	earned/
	balance	expense	paid		balance	expense	paid
	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$24,372	$763	12.42%		$8,865	$338	15.17%
Restricted cash	141,942	1,831	5.12		115,105	687	2.37
Student loans	5,891,316	102,926	6.93		4,342,261	57,205	5.24
Borrower benefits		(1,439)	(0.10)			(841)	(0.08)
Department of Education rebate(1)		(15,250)	(1.03)			(11,535)	(1.06)
Amortization(2)		(2,286)	(0.15)			(1,133)	(0.10)

Student loans after Department of Education rebate and amortization	5,891,316	83,951	5.65		4,342,261	43,696	4.00

Total interest-earning assets	$6,057,630	$86,545	5.67%		$4,466,231	$44,721	3.98%

Interest-bearing liabilities:
Asset-backed notes and lines of credit	$6,049,528	$66,737	4.38%		$4,491,591	$27,199	2.41%
Other debt obligations, net	14,666	233	6.30		20,809	542	10.36
Capital lease obligations	1,320	23	6.91		1,808	32	7.04

Total interest-bearing liabilities	$6,065,514	$66,993	4.38		$4,514,208	$27,773	2.45

Net interest income and net interest margin		$19,552	1.28	%(3)		$16,948	1.51	%(3)

(1)	Reflects the 1.05 percent per annum rebate fee that is paid monthly on FFELP consolidation loans divided by the average balance of student loans.

(2)	Represents the amortization of capitalized origination costs, deferred revenue and purchase accounting adjustments, including the 0.50 percent fee payable to the Department of Education on the origination of FFELP loans.

(3)	Net interest margin is net interest income divided by the average total interest-earning assets.
-more-
Collegiate Funding Services ·10304 Spotsylvania Avenue · Fredericksburg, VA 22408

Collegiate Funding Services

	Twelve months ended December 31,
	2005				2004
	(unaudited)
			Average				Average
		Interest	rate			Interest	rate
	Average	income/	earned/		Average	income/	earned/
	balance	expense	paid		balance	expense	paid
	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$20,585	$1,775	8.62%		$11,302	$782	6.92%
Restricted cash	158,223	5,714	3.61		140,213	1,847	1.32
Student loans	5,397,528	339,454	6.29		3,758,153	183,642	4.89
Borrower benefits		(4,910)	(0.09)			(3,063)	(0.09)
Department of Education rebate(1)		(56,465)	(1.05)			(40,014)	(1.06)
Amortization(2)		(6,687)	(0.12)			(3,677)	(0.10)

Student loans after Department of Education rebate and amortization	5,397,528	271,392	5.03		3,758,153	136,888	3.64

Total interest-earning assets	$5,576,336	$278,881	5.00%		$3,909,668	$139,517	3.57%

Interest-bearing liabilities:
Asset-backed notes and lines of credit	$5,578,183	$204,980	3.67%		$3,936,086	$73,662	1.87%
Other debt obligations, net	14,589	1,397	9.58		38,605	2,815	7.29
Capital lease obligations	1,505	103	6.84		1,782	134	7.52

Total interest-bearing liabilities	$5,594,277	$206,480	3.69		$3,976,473	$76,611	1.93

Net interest income and net interest margin		$72,401	1.30	%(3)		$62,906	1.61	%(3)

(1)	Reflects the 1.05 percent per annum rebate fee that is paid monthly on FFELP consolidation loans divided by the average balance of student loans.

(2)	Represents the amortization of capitalized origination costs, deferred revenue and purchase accounting adjustments, including the 0.50 percent fee payable to the Department of Education on the origination of FFELP loans.

(3)	Net interest margin is net interest income divided by the average total interest-earning assets.
###
Collegiate Funding Services ·10304 Spotsylvania Avenue · Fredericksburg, VA 22408